UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 2, 2020

ROGERS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-4347	06-0513860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2225 W. Chandler Blvd., Chandler, Arizona 85224
(Address of principal executive offices) (Zip Code)

(480) 917-6000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol(s)	Name of each exchange on which registered
Common Stock,	par value $1.00 per share	ROG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On December 2, 2020, the Board of Directors (the “Board”) of Rogers Corporation (the “Company”) approved an increase in the size of the Board from seven to nine directors and appointed Megan Faust and Keith Larson to the Board. Ms. Faust and Mr. Larson will each serve as director until the next annual meeting of shareholders and thereafter until his or her successor is chosen and qualified. Ms. Faust has been appointed to the Compensation & Organization Committee of the Board and Mr. Larson has been appointed to the Audit Committee of the Board.

Megan Faust is currently Executive Vice President and Chief Financial Officer of Amkor Technology, Inc., a leading provider of outsourced semiconductor packaging and test services. She joined Amkor in 2005 and became Chief Financial Officer in 2016, after serving six years as its Corporate Controller. Before that, Ms. Faust served as an auditor with KPMG LLP for 10 years. Ms. Faust brings to the Board experience as an active senior executive in corporate finance and accounting in a global technology manufacturing company.

Keith Larson served as a Vice President of Intel Corporation and Senior Managing Director of Intel Capital, Intel’s strategic investment and M&A group, until his retirement in April 2019. He joined Intel in 1996, was appointed Vice President in 2006, and served as a Managing Director of Intel Capital from 2004 to 2018. Mr. Larson is currently a director of Northwest Pipe Co. Mr. Larson brings to the Board experience as a senior executive in strategic planning and corporate development in a large multinational, technology-oriented public company as well as his experience in corporate governance.

Neither Ms. Faust nor Mr. Larson has a direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

The Company’s compensatory arrangements for non-management directors are set forth in the “Director’s Compensation” section of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on March 27, 2020. Ms. Faust and Mr. Larson’s 2020 compensation will be prorated based on the date of their appointment to the Board. In addition, the Company and each of Ms. Faust and Mr. Larson have entered into the Company’s standard form of indemnification agreement for Company directors, which provides for indemnification and advancement of expenses to the fullest extent permitted by applicable law for certain liabilities that may arise by reason of each of Ms. Faust and Mr. Larson’s status or service as a director. The above description of the indemnification agreement is qualified in its entirety by the terms of the Form of Indemnification Agreement, a copy of which was previously filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed on December 14, 2004, and is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

On December 3, 2020, the Company issued a press release announcing the appointment of Ms. Faust and Mr. Larson. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Indemnification Agreement between Rogers Corporation and each of its directors, incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K on December 14, 2004
99.1	Press release, dated December 3, 2020, issued by Rogers Corporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGERS CORPORATION
(Registrant)

Date: December 3, 2020	By:	/s/ Jay B. Knoll
Jay B. Knoll
Senior Vice President Corporate Development, General Counsel, and Corporate Secretary